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                                                                      EXHIBIT 5

(213) 488-7100

                                March 30, 1998

CB Commercial Real Estate Services Group, Inc.
533 S. Fremont Avenue
Los Angeles, CA 90071

  Re: Registration Statement on Form S-3

Ladies and Gentlemen:

  We are acting as counsel for CB Commercial Real Estate Services Group, Inc. (the "Company"), which is filing this date with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement relating to the proposed sale from time to time (i) by the Company of up to $200,000,000 in aggregate principal amount of its Debt Securities to be issued under an indenture to be entered into among the Company and a trustee (the "Trustee") to be selected, in substantially the form filed as
Exhibit 4.1 to the Registration Statement (the "Indenture") and (ii) by the Company and certain Selling Shareholders of the Company of up to 4,000,000 shares of common stock par value $.01 per share of the Company.

  Please be advised that in our opinion:

    (i) the Debt Securities, when duly authorized and executed by the Company and authenticated by the Trustee, all in accordance with the Indenture, and when delivered to and paid for by the purchasers thereof, will be legally issued and binding obligations of the Company;

    (ii) the up to 2,000,000 shares of common stock of the Company to be offered and sold by the Company have been duly authorized and when issued and sold by the Company in the manner described in Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable; and

    (iii) the up to 2,000,000 shares to be offered or sold by certain Selling Shareholders, as described in the Registration Statement, have been duly authorized and validly issued and are fully paid and nonassessable.

  We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the filing of the Registration Statement referred to above. We also consent to the use of our name in the related Prospectus under the heading "Legal Matters."

                                          Very truly yours,

                                          /s/ Pillsbury Madison & Sutro LLP